Exhibit 24.1

GENERAL CABLE CORPORATION
ANNUAL REPORT ON FORM 10-K
Power of Attorney of Directors

The undersigned, a director of General Cable Corporation, a Delaware corporation (the “Company”), which anticipates filing with the Securities and Exchange Commission (the “Commission”) pursuant to the provisions of the Securities Exchange Act of 1934, as amended, an Annual Report on Form 10-K (the “Annual Report”) for the fiscal year ended December 31, 2015 (together with any and all subsequent amendments), does hereby constitute and appoint Michael T. McDonnell and Emerson C. Moser, and each of them, his or her true and lawful attorneys-in-fact, with full power of substitution and resubstitution, to execute and file on behalf of the undersigned, in his or her capacity as a director of the Company, the Annual Report and any and all other documents to be filed with the Commission pertaining to the Annual Report with full power and authority to do and perform any and all acts and things whatsoever required or necessary to be done in the premises, as fully as to all intents and purposes as he or she could do if personally present, hereby ratifying, approving and confirming all that said attorneys-in-fact, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof

Executed on this 9th day of February 2016.

/s/ SALLIE B. BAILEY
Sallie B. Bailey

/s/ GREGORY E. LAWTON
Gregory E. Lawton

/s/ NED HALL
Ned Hall

/s/ CRAIG P. OMTVEDT
Craig P. Omtvedt

/s/ PATRICK M. PREVOST
Patrick M. Prevost

/s/ JOHN E. WELSH, III
John E. Welsh, III